Exhibit 99.1

December 7, 2016

Teradyne Announces Pricing of Private Offering of $400 Million of 1.25% Senior Convertible Notes

NORTH READING, Mass.—(BUSINESS WIRE)— Teradyne, Inc. (“Teradyne”) (NYSE: TER) announced today the pricing of its private offering of $400 million aggregate principal amount of 1.25% Senior Convertible Notes due 2023 (the “Notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”). Teradyne has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $60 million aggregate principal amount of Notes, solely to cover over-allotments, if any. The offering is expected to close on December 12, 2016, subject to certain closing conditions.

The Notes will be Teradyne’s senior unsecured obligations. The Notes will pay interest semi-annually in cash on June 15 and December 15 at a rate of 1.25% per year beginning on June 15, 2017, and will mature on December 15, 2023. Teradyne may not redeem the Notes prior to their maturity. The holders of the Notes will have the ability to require Teradyne to repurchase all or any portion of their Notes for cash in the event of a fundamental change involving Teradyne. In such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

The Notes will be convertible at an initial conversion rate of 31.4102 shares of Teradyne common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $31.84 per share, which represents a 27.5% conversion premium to the closing sale price of $24.97 per share of Teradyne common stock on The New York Stock Exchange on December 6, 2016. In addition, following certain corporate transactions that occur prior to the maturity date, Teradyne will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate transaction. Upon any conversion, the Notes will be settled in cash, shares of Teradyne’s common stock or a combination thereof, at Teradyne’s election.

In connection with the pricing of the Notes, Teradyne has entered into privately negotiated convertible note hedge transactions with some of the initial purchasers of the Notes or their affiliates (the “hedge counterparties”). The convertible note hedge transactions collectively will cover, subject to customary anti-dilution adjustments, the aggregate number of shares of Teradyne common stock that will initially underlie the Notes. Teradyne has also entered into privately negotiated warrant transactions with the hedge counterparties whereby Teradyne has sold to the hedge counterparties warrants relating to the same number of shares of Teradyne common stock, with such number of shares subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be approximately $39.95 per share, which represents a 60% premium to the closing sale price of Teradyne common stock on The New York Stock Exchange on December 6, 2016. In addition, if the initial purchasers exercise their over-allotment option to purchase additional Notes, Teradyne expects to enter into one or more additional warrant transactions and to use a portion of the proceeds from the sale of the additional Notes and warrant transactions to enter into additional convertible note hedge transactions. The convertible note hedge transactions are expected to reduce the potential dilution with respect to Teradyne common stock and/or offset any potential cash payments Teradyne is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes in the event that the market price per share of Teradyne common stock exceeds the strike price of the convertible note hedge transactions. However, the warrant transactions could have a dilutive effect to the extent that the market price per share of Teradyne common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions and concurrently with, or shortly after, the pricing of the Notes, the hedge counterparties and/or their affiliates expect to purchase Teradyne common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to Teradyne common stock. In addition, the hedge counterparties and/or their affiliates may modify their hedge positions following the pricing of the Notes by entering into or unwinding various derivative transactions with respect to Teradyne common stock and/or by purchasing or selling Teradyne common stock in open market transactions and/or privately negotiated transactions following the pricing of the Notes from time to time (and are likely to do so during any conversion period related to a conversion of Notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of Teradyne common stock or the Notes.

Teradyne estimates that the net proceeds from the offering will be approximately $392.0 million (or approximately $450.8 million if the underwriters exercise in full their option to purchase additional Notes), after deducting discounts, commissions and estimated offering expenses. Teradyne intends to use approximately $28.7 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to Teradyne of the warrant transactions). Teradyne expects to use a portion of the net proceeds to repurchase approximately $50 million of shares of its common stock under its existing share repurchase authorization from purchasers of Notes in this offering in privately negotiated transactions effected through one or more of the initial purchasers or their affiliates, concurrently with the pricing of this offering. The remaining net proceeds will be used for general corporate purposes, including to repurchase additional shares of Teradyne’s common stock.

The Notes and the shares of Teradyne common stock issuable upon conversion, if any, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such statements include information regarding Teradyne’s current beliefs, plans and expectations, including without limitation the matters set forth below. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “could,” “would,” “should,” “if,” “may,” “might,” “future,” “target,” “goal,” “trend,” “seek to,” “will continue,” “predict,” “likely,” “in the event,” variations of any such words or similar expressions contained herein are intended to identify such forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions. Teradyne’s future results may differ materially from its past results and from those projected in the forward-looking statements due to various uncertainties and risks. Factors that could affect Teradyne’s future operating results and cause actual results to vary materially from the forward-looking statements made in this press release or that might cause Teradyne to modify its plans or objectives include, but are not limited to: ability to predict and plan for global and industry-specific economic cycles; risks associated with intense competition in Teradyne’s industry; ability to obtain orders from a few significant customers; risks associated with operating internationally, including currency fluctuations; ability to develop new products which meet Teradyne’s customer needs; uncertainty of customer acceptance of new products, delays in or lack of customer acceptance of new products; risks associated with reliance on Teradyne’s suppliers and outsourced service providers; risks associated with acquisitions; ability to comply with environmental regulations; uncertainty of current or future litigation or regulatory proceedings; risks associated with Teradyne’s intellectual property; changing tax regulations, both domestic and international; risks associated with customer guarantees, indemnification and confidentiality obligations; risks associated with incurring additional indebtedness in the future; ability to attract and retain key employees; risks associated with natural catastrophic events; risks associated with breach of Teradyne’s operational or security systems; risks associated with shareholder activism; and risks associated with the offering described in this press release. You should carefully consider the risks and uncertainties outlined in greater detail in Part I, Item 1A in Teradyne’s Form 10-K for the fiscal year ended December 31, 2015 and Part II, Item 1A in Teradyne’s Form 10-Q for the quarter ended October 2, 2016, before making any investment decision with respect to such Notes. These factors, individually or in the aggregate, may cause Teradyne’s actual results to differ materially from its expected results. You should understand that it is not possible to predict or identify all such factors. In addition, you should not place undue reliance on the forward-looking statements contained in this press release, which are made only as of the date of this press release. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

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Teradyne, Inc.

Andy Blanchard, 978-370-2425

Vice President of Corporate Relations

Source: Teradyne, Inc.

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